ASSET PURCHASE AGREEMENT
                                     BETWEEN
                           RONBRIDGE INVESTMENTS, LTD.
                                       AND
                               FREEDOM SURF, INC.
                                October 17, 2000


                                TABLE OF CONTENTS


1.       Definitions

2.       Basic Transaction
         (a)      Purchase and Sale of Assets
         (b)      Assumption of Liabilities
         (c)      Purchase Price
         (d)      The Closing
         (e)      Deliveries at the Closing
         (f)      Allocation

3.       Representations and Warranties of the Target
         (a)      Organization of the Target
         (b)      Authorization of Transaction
         (c)      Noncontravention
         (d)      Brokers' Fees
         (e)      Title to Assets
         (f)      Subsidiaries
         (g)      Financial Statements
         (h)      Events Subsequent to Most Recent Fiscal Year End
         (i)      Undisclosed Liabilities
         (j)      Legal Compliance
         (k)      Tax Matters
         (l)      Real Property
         (m)      Intellectual Property
         (n)      Tangible Assets
         (o)      Inventory
         (p)      Contracts
         (q)      Notes and Accounts Receivable
         (r)      Powers of Attorney
         (s)      Insurance
         (t)      Litigation
         (u)      Product Warranty
         (v)      Product Liability
         (w)      Employees
         (x)      Employee Benefits
         (y)      Guaranties
         (z)      Environment, Health, and Safety
         (aa)     Certain Business Relationships with the Target and Its
                  Sub-sidiaries
         (bb)     Disclosure
         (cc)     Investment

4.       Representations and Warranties of the Buyer
         (a)      Organization of the Buyer
         (b)      Authorization of Transaction
         (c)      Noncontravention
         (d)      Brokers' Fees

5.       Pre-Closing Covenants
         (a)      General
         (b)      Notices and Consents
         (c)      Operation of Business
         (d)      Preservation of Business
         (e)      Full Access
         (f)      Notice of Developments
         (g)      Exclusivity
         (h)      Title Insurance
         (i)      Surveys

6.       Conditions to Obligation to Close
         (a)      Conditions to Obligation of the Buyer
         (b)      Conditions to Obligation of the Target

7.       Termination
         (a)      Termination of Agreement
         (b)      Effect of Termination

8.       Post Closing Obligations

9.       Miscellaneous
         (a)      Survival of Representations and Warranties
         (b)      Press Releases and Public Announcements
         (c)      No Third-Party Beneficiaries
         (d)      Entire Agreement
         (e)      Succession and Assignment
         (f)      Counterparts
         (g)      Headings
         (h)      Notices
         (i)      Governing Law
         (j)      Amendments and Waivers
         (k)      Severability
         (l)      Expenses
         (m)      Construction
         (n)      Incorporation of Exhibits and Schedules
         (o)      Specific Performance
         (p)      Submission to Jurisdiction
         (q)      Tax Matters
         (r)      Employee Benefits Matters
         (s)      Bulk Transfer Laws

Exhibit A--None

Exhibit B--List of Assets

Exhibit C--Forms of Assignments

                            ASSET PURCHASE AGREEMENT

         THIS ASSET PURCHASE AGREEMENT (the "Agreement") is entered into as of this 17th day of October, 2000, by and between Ronbridge Investments, Ltd., a Corporation organized under the laws of Hong Kong or Assignee (the "BUYER"), and FREEDOM SURF, Inc., a California corporation (the "SELLER"). The Buyer and the Seller are referred to collectively herein as the "PARTIES."

         This Agreement contemplates a transaction in which the Buyer will purchase equipment and materials related to the manufacture of neoprene products (as detailed in Exhibit B) in return for cash and debt as evidenced by a promissory note.

         Now, therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

         1. DEFINITIONS.

         "ACCREDITED INVESTOR" has the meaning set forth in Regulation D promulgated under the Securities Act.

         "ACQUIRED ASSETS" means all right, title, and interest in all of the equipment listed in the attached schedule titles "Exhibit B".

         "AFFILIATE" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

         "AFFILIATED GROUP" means any affiliated group within the meaning of Internal Revenue Code ss.1504(a) [or any similar group defined under a similar provision of state, local, or foreign law].

         "AGREEMENT WITH SELLER STOCKHOLDERS" means the Agreement with Seller Stockholders entered into concurrently herewith and attached hereto as Exhibit A.

         "ASSUMED LIABILITIES" means (a) all Liabilities of the Seller set forth on the face of the Most Recent Balance Sheet, (b) all Liabilities of the Seller which have arisen after the Most Recent Fiscal Month End in the Ordinary Course of Business (other than any Liability resulting from, arising out of, relating to, in the nature of, or caused by any breach of contract, breach of warranty, tort, infringement, or violation of law), (c) all obligations of the Seller under the agreements, contracts, leases, licenses, and other arrangements referred to in the definition of Acquired Assets either (i) to furnish goods, services, and other non-Cash benefits to another party after the Closing or (ii) to pay for goods, services, and other non-Cash benefits that another party will furnish to it after the Closing, and (d) all other Liabilities and obligations of the Seller set forth in an appendix to the Disclosure Schedule under an express statement (that the Buyer has initialed) to the effect that the definition of Assumed Liabilities will include the Liabilities and obligations so disclosed; PROVIDED, HOWEVER, that the Assumed Liabilities shall not include
(i) any Liability of the Seller for Taxes, excluding sales tax generated by the sale of the assets hereunder, (ii) any Liability of the Seller for the unpaid Taxes of any Person (other than any of the Seller and its Subsidiaries) under Reg. ss.1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise, (iii) any obligation of the Seller to indemnify any Person (including any of the Seller Stockholders) by reason of the fact that such Person was a director, officer, employee, or agent of any of the Seller and its Subsidiaries or was serving at the request of any such entity as a partner, trustee, director, officer, employee, or agent of another entity (whether such indemnification is for judgments, damages, penalties, fines, costs, amounts paid in settlement, losses, expenses, or otherwise and whether such indemnification is pursuant to any statute, charter document, bylaw, agreement, or otherwise), (iv) any Liability of the Seller for costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby, or (v) any Liability or obligation of the Seller under this Agreement (or under any side agreement between the Seller on the one hand and the Buyer on the other hand entered into on or after the date of this Agreement).

         "BASIS" means any past or present fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction that forms or could form the basis for any specified consequence.

         "BUYER" has the meaning set forth in the preface above.

         "CASH" means cash and cash equivalents (including marketable securities and short term investments) calculated in accordance with GAAP applied on a basis consistent with the preparation of the Financial Statements.

         "CLOSING" has the meaning set forth in ss.2(d) below.

         "CLOSING DATE" has the meaning set forth in ss.2(d) below.

         "CODE" means the Internal Revenue Code of 1986, as amended.

         "CONTROLLED GROUP OF CORPORATIONS" has the meaning set forth in Code ss.1563.

         "DEFERRED INTERCOMPANY TRANSACTION" has the meaning set forth in Reg.ss.1.1502-13.

         "DISCLOSURE SCHEDULE" has the meaning set forth in ss.3 below.

         "EMPLOYEE BENEFIT PLAN" means any (a) nonqualified deferred compensation or retirement plan or arrangement which is an Employee Pension Benefit Plan, (b) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan, (c) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any Multiemployer Plan), or (d) Employee Welfare Benefit Plan or material fringe benefit plan or program.

         "EMPLOYEE PENSION BENEFIT PLAN" has the meaning set forth in ERISA ss.3(2).

         "EMPLOYEE WELFARE BENEFIT PLAN" has the meaning set forth in ERISA ss.3(1).

         "ENVIRONMENTAL, HEALTH, AND SAFETY LAWS" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Resource Conservation and Recovery Act of 1976, and the Occupational Safety and Health Act of 1970, each as amended, together with all other laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof) concerning pollution or protection of the environment, public health and safety, or employee health and safety, including laws relating to emissions, discharges, releases, or threatened releases of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes into ambient air, surface water, ground water, or lands or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "EXCESS LOSS ACCOUNT" has the meaning set forth in Reg.ss.1.1502-19.

         "EXTREMELY HAZARDOUS SUBSTANCE" has the meaning set forth in ss.302 of the Emergency Planning and Community Right-to-Know Act of 1986, as amended.

         "FIDUCIARY" has the meaning set forth in ERISA ss.3(21).

         "FINANCIAL STATEMENT" has the meaning set forth in ss.3(g) below.

         "GAAP" means United States generally accepted accounting principles as in effect from time to time.

         "HART-SCOTT-RODINO ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         "INTELLECTUAL PROPERTY" means (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (f) all computer software (including data and related documentation), (g) all other proprietary rights, and (h) all copies and tangible embodiments thereof (in whatever form or medium).

         "KNOWLEDGE" means actual knowledge after reasonable investigation.

         "LIABILITY" means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

         "MOST RECENT BALANCE SHEET" means the balance sheet contained within the Most Recent Financial Statements, including any notes thereto.

         "MOST RECENT FINANCIAL STATEMENTS" has the meaning set forth in ss.3(g) below.

         "MOST RECENT FISCAL MONTH END" has the meaning set forth in ss.3(g) below.

         "MOST RECENT FISCAL YEAR END" has the meaning set forth in ss.3(g) below.

         "MULTIEMPLOYER PLAN" has the meaning set forth in ERISA ss.3(37).

         "ORDINARY COURSE OF BUSINESS" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

         "PARTY" has the meaning set forth in the preface above.

         "PBGC" means the Pension Benefit Guaranty Corporation.

         "PERSON" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

         "POST CLOSING OBLIGATIONS" has the meaning set forth in ss.8 below.

         "PROCESS AGENT" has the meaning set forth in ss.9(p) below.

         "PROHIBITED TRANSACTION" has the meaning set forth in ERISA ss.406 and Code ss.4975.

         "PURCHASE PRICE" has the meaning set forth in ss.2(c) below.

         "REPORTABLE EVENT" has the meaning set forth in ERISA ss.4043.

         "SECURITIES ACT" means the Securities Act of 1933, as amended.

         "SECURITIES EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

         "SECURITY INTEREST" means any mortgage, pledge, lien, encumbrance, charge, or other security interest, OTHER THAN (a) mechanic's, materialmen's, and similar liens, (b) liens for Taxes not yet due and payable [or for Taxes that the taxpayer is contesting in good faith through appropriate proceedings],
(c) purchase money liens and liens securing rental payments under capital lease arrangements, and (d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

         "SUBSIDIARY" means any corporation with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

         "SURVEY" has the meaning set forth in ss.5(i) below.

         "SELLER" has the meaning set forth in the preface above.

         "SELLER SHARE" means any share of the Common Stock, no stated par value, of the Seller.

         "SELLER STOCKHOLDER" means any person who or which holds any Seller Shares.

         "TAX" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code ss.59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

         "TAX RETURN" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.


         2. BASIC TRANSACTION.

         (a) PURCHASE AND SALE OF ASSETS. On and subject to the terms and conditions of this Agreement, the Buyer agrees to purchase from the Seller, and the Seller agrees to sell, transfer, convey, and deliver to the Buyer, all of the Acquired Assets as detailed in Exhibit B at the Closing for the consideration specified below in this ss.2.

         (b) [blank]

         (c) PURCHASE PRICE. The Buyer agrees to pay to Seller $4,500,000 U.S. (four million five hundred thousand US dollars) in two installments. The parties acknowledge that the first installment of $750,000.00 (seven hundred fifty thousand US dollars) was paid on August 31, 2000 and receipt thereof is hereby acknowledged. The balance shall be payable in one lump sum on October 16, 2002. The balance shall carry interest until paid at the rate of 6% per annum on the declining balance due and all interest shall be payable quarterly commencing with the first interest payment due on or before January 15, 2001.

         (d) CLOSING. Closing shall occur before 5:00 PM on or before October 17, 2000 at such location as agreed to between Buyer and Seller.

         (e) DELIVERIES AT THE CLOSING. At the Closing, (i) the Seller will deliver to the Buyer the various certificates, instruments, and documents referred to in ss.6(a) below; (ii) the Buyer will deliver to the Seller the various certificates, instruments, and documents referred to in ss.6(b) below;
(iii) the Seller will execute, acknowledge (if appropriate), and deliver to the Buyer (A) assignments (including real property and Intellectual Property transfer documents) in the forms attached hereto marked collectively Exhibit C and (B) such other instruments of sale, transfer, conveyance, and assignment as the Buyer and its counsel reasonably may request; (iv) the Buyer will execute, acknowledge (if appropriate), and deliver to the Seller (A) an assumption in the form attached hereto as Exhibit D and (B) such other instruments of assumption as the Seller and its counsel reasonably may request; and (v) the Buyer will deliver to Seller, or on Seller's behalf, the consideration specified in ss.2(c) above.

         (f) ALLOCATION. The Parties agree to allocate the Purchase Price (and all other capitalizable costs) among the Acquired Assets for all purposes (including financial accounting and tax purposes) in accordance with the allocation schedule attached hereto as Exhibit E.


         3. REPRESENTATIONS AND WARRANTIES OF THE SELLER. The Seller, to the best of Seller's knowledge, represents and warrants to the Buyer that the statements contained in this ss.3 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this ss.3), except as set forth in the disclosure schedule accompanying this Agreement and initialed by the Parties (the "DISCLOSURE SCHEDULE"). The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this ss.3.

         (a) ORGANIZATION OF THE SELLER. The Seller is a California Corporation, duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.

         (b) AUTHORIZATION OF TRANSACTION. The Seller has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. Without limiting the generality of the foregoing, the board of directors of the Seller and the Seller Stockholders have duly authorized the execution, delivery, and performance of this Agreement by the Seller. This Agreement constitutes the valid and legally binding obligation of the Seller, enforceable in accordance with its terms and conditions.

         (c) NONCONTRAVENTION. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in ss.2 above), will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Seller is subject or any provision of the charter or bylaws of Seller or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Seller is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets). Seller is not required to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement (including the assignments and assumptions referred to in ss.2 above).

         (d) BROKERS' FEES. The Seller has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Buyer could become liable or obligated. Seller has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

         (e) TITLE TO ASSETS. The Seller has good and marketable title to, or a valid leasehold interest in, the properties and assets used by them, located on their premises, or shown on the Most Recent Balance Sheet or acquired after the date thereof, free and clear of all Security Interests, except as disclosed on the Most Recent Balance Sheet and except for properties and assets disposed of in the Ordinary Course of Business since the date of the Most Recent Balance Sheet. Without limiting the generality of the foregoing, the Seller has good and marketable title to all of the Acquired Assets, free and clear of any Security Interest or restriction on transfer, except for such security interest as set forth on the Most Recent Balance Sheet.


         4. REPRESENTATIONS AND WARRANTIES OF THE BUYER. The Buyer represents and warrants to the Seller that the statements contained in this ss.4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this ss.4), except as set forth in the Disclosure Schedule. The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this ss.4.

         (a) ORGANIZATION OF THE BUYER. The Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.

         (b) AUTHORIZATION OF TRANSACTION. The Buyer has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Buyer, enforceable in accordance with its terms and conditions.

         (c) NONCONTRAVENTION. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in ss.2 above), will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Buyer is subject or any provision of its charter or bylaws or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Buyer is a party or by which it is bound or to which any of its assets is subject. The Buyer does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement (including the assignments and assumptions referred to in ss.2 above).

         (d) BROKERS' FEES. Seller has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Buyer may become liable or obligated.


         5. PRE-CLOSING COVENANTS. The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing.

         (a) GENERAL. Each of the Parties will use its reasonable best efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in ss.6 below).

         (b) NOTICES AND CONSENTS. The Seller will give any notices to third parties that the Buyer reasonably may request in connection with the matters referred to in ss.3(c) above. Each of the Parties will give any notices to, make any filings with, and use its reasonable best efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the matters referred to in ss.3(c) and ss.4(c) above.

         (c) [blank]

         (d) [blank]

         (e) [blank]

         (f) NOTICE OF DEVELOPMENTS. Each Party will give prompt written notice to the other Party of any material adverse development causing a breach of any of its own representations and warranties in ss.3 and ss.4 above. No disclosure by any Party pursuant to this ss.5(f), however, shall be deemed to amend or supplement the Disclosure Schedule or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

         (g) EXCLUSIVITY. The Seller will not (and the Seller will not cause or permit any of its Subsidiaries to) (i) solicit, initiate, or encourage the submission of any proposal or offer from any Person relating to the acquisition of the Acquired Assets.


         6. CONDITIONS TO OBLIGATION TO CLOSE.

         (a) CONDITIONS TO OBLIGATION OF THE BUYER. The obligation of the Buyer to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

                  (i) the representations and warranties set forth inss.3 above shall be true and correct in all material respects at and as of the Closing Date;

                  (ii) the Seller shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

                  (iii) the Seller and its Subsidiaries shall have procured all of the third party consents specified inss.5(b) above;

                  (iv) [blank]

                  (v) [blank]

                  (vii) [blank]

The Buyer may waive any condition specified in this ss.6(a) if it executes a writing so stating at or prior to the Closing.

         (b) CONDITIONS TO OBLIGATION OF THE SELLER. The obligation of the Seller to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

                  (i) the representations and warranties set forth inss.4 above shall be true and correct in all material respects at and as of the Closing Date;

                  (ii) the Buyer shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

                  (iii) [blank]

                  (iv) [blank]

                  (v) [blank]

The Seller may waive any condition specified in this ss.6(b) if it executes a writing so stating at or prior to the Closing.


         7. TERMINATION.

         (a) TERMINATION OF AGREEMENT. Certain of the Parties may terminate this Agreement as provided below:

                  (i) the Buyer and the Seller may terminate this Agreement by mutual written consent at any time prior to the Closing;

                  (ii) the Buyer may terminate this Agreement by giving written notice to the Seller at any time prior to the Closing (A) in the event the Seller has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, the Buyer has notified the Seller of the breach, and the breach has continued without cure for a period of 10 days after the notice of breach or (B) if the Closing shall not have occurred on or before May 1, 2000, by reason of the failure of any condition precedent under ss.6(a) hereof (unless the failure results primarily from the Buyer itself breaching any representation, warranty, or covenant contained in this Agreement); and

                  (iii) the Seller may terminate this Agreement by giving written notice to the Buyer at any time prior to the Closing (A) in the event the Buyer has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, the Seller has notified the Buyer of the breach, and the breach has continued without cure for a period of 10 days after the notice of breach or (B) if the Closing shall not have occurred on or before May 1, 2000, by reason of the failure of any condition precedent under ss.6(b) hereof (unless the failure results primarily from the Seller itself breaching any representation, warranty, or covenant contained in this Agreement).

         (b) EFFECT OF TERMINATION. If any Party terminates this Agreement pursuant to ss.7(a) above, all rights and obligations of the Parties hereunder shall terminate without any Liability of any Party to any other Party (except for any Liability of any Party then in breach).


         8.  POST CLOSING OBLIGATIONS.  [blank]


         9. MISCELLANEOUS.

         (a) SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All of the representations and warranties of the Parties contained in this Agreement shall survive the Closing hereunder as and to the extent provided in the Agreement with Seller Stockholders.

         (b) PRESS RELEASES AND PUBLIC ANNOUNCEMENTS. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement prior to the Closing without the prior written approval of the other Party; PROVIDED, HOWEVER, that any Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party will use its reasonable best efforts to advise the other Party prior to making the disclosure).

         (c) NO THIRD-PARTY BENEFICIARIES. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

         (d) ENTIRE AGREEMENT. This Agreement (including the documents referred to herein) constitutes the entire agreement between the Parties and supersedes any prior understandings, agreements, or representations by or between the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

         (e) SUCCESSION AND ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Party; PROVIDED, HOWEVER, that the Buyer may (i) assign any or all of its rights and interests hereunder to one or more of its Affiliates and (ii) designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases the Buyer nonetheless shall remain responsible for the performance of all of its obligations hereunder).

         (f) COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

         (g) HEADINGS. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

         (h) NOTICES. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

     IF TO THE SELLER:                   COPY TO:
     -----------------                   --------

     David McKenzie                      Lawrence R. Young & Associates, P.C.
     Freedom Surf, Inc.                  9530 E. Imperial Highway, Suite K
     17011 Beach Blvd, Suite 710         Downey, CA 90242-3041
     Huntington Beach, CA 92647

     IF TO THE BUYER:
     ----------------

     Ronbridge Investments, Ltd.
     3809 Asia Pacific Finance Tower
     Citibank Plaza, 3 Garden Road
     Central Hong Kong

     Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

         (i) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC LAWS OF THE STATE OF CALIFORNIA WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF NEVADA OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF CALIFORNIA.

         (j) AMENDMENTS AND WAIVERS. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Buyer and the Seller. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

         (k) SEVERABILITY. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

         (l) EXPENSES. Each of the Buyer and the Seller will bear his or its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

         (m) CONSTRUCTION. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation.

         (n) INCORPORATION OF EXHIBITS AND SCHEDULES. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

         (o) SPECIFIC PERFORMANCE. Each of the Parties acknowledges and agrees that the other Party would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Party shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter [(subject to the provisions set forth in ss.8(p) below)], in addition to any other remedy to which it may be entitled, at law or in equity.

         (p) SUBMISSION TO JURISDICTION. Each of the Parties submits to the jurisdiction of any state or federal court sitting in the Southern District of California or County of Dade in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court.

         (o) BULK TRANSFER LAWS. The Buyer acknowledges that the Seller will not comply with the provisions of any bulk transfer laws of any jurisdiction in connection with the transactions contemplated by this Agreement.

         IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on [as of] the date first above written.


         Ronbridge Investments, Ltd.
         A Hong Kong Corporation

         By: /S/ Fred Richardson
            ------------------------
         Fred Richardson
         President


         Freedom Surf, Inc.
         a California corporation

         By: /S/ David McKenzie
            ------------------------
         David McKenzie
         Executive Vice President

                                   EXHIBIT "A"

                 Indemnity Agreement with Seller's Stockholders

                                   EXHIBIT "B"

                             List of Acquired Assets


MACHINE SHOP

QUANTITY                         UOM  DESCRIPTION                     CUR VALUE
--------                         ---  -----------                     ----------
1each         Gorton milling machine with GE CNC control              $  122,400
1each         Wells Index milling machine with GE CNC control         $   86,400
1each         3 ton hydraulic shear with punch attachment             $   16,200
1each         Material feed attachment                                $   19,800
1each         Eiselcold circular saw with automatic feed unit         $   14,400
1each         4 ton hydraulic press                                   $   20,340
1each         6 foot hydraulic brake                                  $   30,600
12each        Speed chucks                                            $   12,960
7each         Drill press, 1-1/2HP bench mount, variable speed        $    2,835
3each         Drill press, 3HP free standing, variable speed          $    2,160
1each         Drill press, radial arm                                 $    2,430
2each         Steel work bench, 1M x 3M                               $      684
6each         Heavy wood work bench, 1M x 2.5M                        $      864
1set          Countersink set                                         $      108
1each         Belt sander, 6 foot horizontal                          $      765
1each         Belt sander, finishing, free standing, adjustable angle $      540
4each         Belt sander, hand held pneumatic (finishing)            $      324
1each         Air Compressor, vertical, 200G capacity                 $    1,440
1each         Spray booth with ventilation system                     $    5,400
1lot          Shop tools, various                                     $   13,500
4each         Shelves, heavy steel, 3' x 6' x 1'                      $      576
1each         Material rack, rod and tube storage                     $    1,350
12sets        Drill bits through 1/2"                                 $    1,620
2sets         Alpha numeric punch                                     $      504
1each         Large tool storage case                                 $    3,150
4each         Rolling tool chests                                     $    4,320
25each        End mills, various sizes                                $    2,250
1each         Dremel tool                                             $      225
1each         Dremel tool accessories                                 $      135
1each         Custom metal brake                                      $   25,200
12each        Indicators                                              $    2,160
4sets         Metal C clamps, various                                 $      360
2each         Bench vise, 12" jaw                                     $    1,620
2each         Bench vise, 6" jaw                                      $      720
4each         Hand drill, 1/2" chuck                                  $      306
1each         Shop Vac                                                $      113
1each         Shop desk, metal with drawer                            $      135
1each         Shop chair                                              $      113
1each         Drawing flat file with base                             $      315
1each         Pentium PC with 15" monitor & dot matrix printer        $    1,620


              TOTAL MACHINE SHOP ACTUAL CASH VALUE                    $  400,941

ENGINEERING

QUANTITY                         UOM  DESCRIPTION                     CUR VALUE
--------                         ---  -----------                     ----------
6each                 Work benches with outlet strips and shelves     $    6,480
1each                 Hewlett Packard Spectrum Analyzer               $   23,400
1each                 IFR Frequency generator                         $   14,400
1each                 Hitachi Oscilloscope                            $    2,520
2each                 Fluke digital meters, bench mount               $    3,960
2each                 Fluke hand held multimeters                     $    1,080
2each                 AD stations (Pentium PC's)                      $    4,320
2sets                 CAD software                                    $   10,800
1each                 HP plotter with color pens                      $    2,250
1each                 VEMCO V-Track drafting machine                  $    1,620
1each                 Hamilton drafting table with 3' x 6' surface    $    1,080
6each                 Drafting chairs                                 $    1,620
1each                 RF power amplifier (1W - 5W)                    $      585
1each                 RF power amplifier (20-100W)                    $    1,350
4each                 Bird Watt meters                                $    2,880
4sets                 Bird Watt meter plugs                           $    4,320
2each                 Executive desks with hutches                    $    1,080
4each                 4 drawer file cabinets, black                   $      360
2each                 Jenson electronic tool kits                     $    2,700
2each                 Executive chairs                                $      270
4each                 Stackable chairs                                $      180
2each                 White boards 3' x 6'                            $      135
2each                 Flat drawing files with bases                   $      630

                      TOTAL ENGINEERING AREA ACTUAL CASH VALUE        $   88,020

MANUFACTURING

QUANTITY                         UOM  DESCRIPTION                     CUR VALUE
--------                         ---  -----------                     ----------
37each                Material Storage Racks (1M x 6M x 2M)         $   93,240
13each                Yi Tzung YK110-HD cast iron dispersion
                      mixers with auto-temp controller and
                      integral hopper unit                          $  795,600
5each                 Yeu Tsang Hot Forming Presses                 $  967,500
1150each              Mold trays                                    $  124,200
74each                Neoprene Bunn aging racks with 3" casters     $   39,960
4each                 Talc buckets (55G) with rolling base          $      180
13each                Polypropylene hopper scoops                   $      117
3each                 Extraction fan/flow hood assembly             $    9,450
2each                 MC2K Heavy Duty Industrial flatbed cutter     $  612,000
1each                 Computer control module for MC2K              $   22,500
2each                 Gun metal refit blades for MC2K               $   10,800
1each                 YDL1000 Dry Lamination machine (20 Ton),
                      PLC controlled, 3 zone drying chamber,
                      automatic tension control stainless glue
                      tank with auto feed system (automatic glue
                      replenishment)                                $1,057,500
18each                Hard hats                                     $      243
25each                Safety goggles                                $      180
12each                Welded Q/C inspection tables                  $    1,080
1each                 Large banding machine with tools & supplies   $    1,350
1lot                  Equipment spares                              $   11,520
30each                Tables, 4' x 10'                              $   16,200
60each                Work chairs                                   $    6,480
3each                 Material layout tables                        $    1,620
15each                Assembler tool kits                           $    4,725
4each                 Rolling carts, metal                          $    2,160
2each                 Metal desks with drawers                      $      450
2each                 Shop chairs                                   $      270
2each                 Pentium PC with CNC software                  $   11,700
1lot                  Electrical fittings and drop downs            $   14,850
62each                Electric hand tools                           $   16,740
1lot                  Hand tool bits and fittings                   $    3,600
1each                 Pneumatic tool grid with fittings             $    7,650
1each                 Large extraction fan and hood                 $    1,440
1each                 Packaging machine/shrink wrap                 $   12,600
3each                 Glue dryers                                   $    3,240

                      TOTAL MANUFACTURING AREA ACTUAL CASH VALUE    $3,851,145

STOCK ROOM

QUANTITY                         UOM  DESCRIPTION                     CUR VALUE
--------                         ---  -----------                     ----------
50each       Steel shelves, 1' x 3' x 6' with back support struts   $   13,500
3200each     Small plastic parts bins (4 x 8")                      $    5,760
1500each     Large plastic parts bins                               $    5,400
1each        Metal desk with drawer                                 $      225
2each        Pentium PC with 15" monitor & dot matrix printer       $    3,240
1each        Large metal scale                                      $    3,150
1each        Electronic count scale                                 $    2,700
1lot         Fence material                                         $    4,500
2each        Rolling metal carts                                    $    1,080
1lot         Misc stock room supplies                               $    1,350

             TOTAL STOCK ROOM ACTUAL CASH VALUE                     $   40,905

SHIPPING/RECEIVING

QUANTITY                         UOM  DESCRIPTION                     CUR VALUE
--------                         ---  -----------                     ----------
1each          Yale Fork Lift                                          $  10,800
1each          Hydraulic lift                                          $   2,250
1each          Shipping/packing table                                  $   1,080
1lot           Shipping supplies                                       $   1,800
2each          Metal shelves                                           $     540
2each          Large flat rolling cart                                 $   1,080
1each          Pentium computer with 15" monitor & dot matrix printer  $   1,620

               TOTAL SHIPPING/RECEIVING ACTUAL CASH VALUE              $  19,170

OFFICE

QUANTITY                         UOM  DESCRIPTION                     CUR VALUE
--------                         ---  -----------                     ----------
4each                  Executive desks with hutches                   $    5,400
2each                  Secretarial desks with L returns               $    1,440
6each                  Standard wooden desks with 2 file drawers      $    2,700
16each                 Lateral files (black)                          $    3,600
4each                  Pentium computers with 17" monitors            $    7,920
8each                  Pentium computers with 15" monitors            $   12,960
4each                  Brother small dot matrix printers              $      540
1each                  Epson high speed dot matrix printer            $      540
1each                  Tektronix color hot wax printer                $    5,400
12each                 Laminated bookshelves (wood grain)             $    2,160
4each                  Printer stands, small                          $      540
1each                  Walnut conference table with leather chairs    $    7,200
1each                  Walnut wall mount presentation board           $    1,800
1each                  Wall sized world map (8' x 12')                $    1,350
1each                  Refrigerator                                   $      450
2each                  Microwave ovens                                $      360
2each                  Xerox typerwriters                             $      720
2each                  HP Laserjet III printers                       $      720
6each                  Motorola 2 way radios                          $    3,240
12each                 Executive chairs                               $    2,160
24each                 Leather guest chairs                           $    3,240
1each                  Leather couch                                  $      720
4each                  Coffee tables with chairs                      $      900
12each                 ABC fire extinguishers                         $      324
6each                  Texas instruments desk calculator              $      135
12lots                 Desk supplies (staplers, scissors etc.)        $      540
4sets                  Employee lockers (16 lockers per set)          $    1,440
1each                  Time clock                                     $      315
1each                  Overhead projector                             $      360
2each                  Electric staplers                              $       45
1lots                  Stationary and office supplies                 $    3,600

                       TOTAL OFFICE AREA ACTUAL CASH VALUE            $   72,819


          TOTAL ACTUAL CASH VALUE AS IS TODAY                         $4,473,000

                                    EXHIBIT C

                         List and Forms of Assignments